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                                  THE HARTFORD
                              ORGANIZATIONAL CHART
                             AS OF DECEMBER 31, 2014

THE SEPARATE ACCOUNTS OF HARTFORD LIFE INSURANCE COMPANY (HLIC) ARE THE LISTED REGISTRANTS. THE REGISTRANT DOES NOT CONTROL NOR OWN ANY LEGAL ENTITIES. THE DEPOSITOR, HLIC, IS A WHOLLY-OWNED INSURANCE SUBSIDIARY OF THE HARTFORD FINANCIAL SERVICES GROUP, INC.(HFSG), A PUBLICLY-HELD COMPANY REGISTERED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION. ENTITIES THAT ARE UNDER COMMON CONTROL WITH THE DEPOSITOR ARE LISTED BELOW, ALONG WITH ENTITIES THAT ARE OWNED OR CONTROLLED BY THE DEPOSITOR. HSFG SERVES AS THE ULTIMATE PARENT OF THE ENTITIES LISTED BELOW.

THE HARTFORD FINANCIAL SERVICES GROUP, INC. (Delaware) (1)
     Heritage Holdings, Inc. (Connecticut) (1)
          Heritage Reinsurance Company, Ltd. (Bermuda) (2)
               Excess Insurance Company Limited (U.K.)
          First State Insurance Company (Connecticut)
               New England Insurance Company (Connecticut)
               New England Reinsurance Corporation (Connecticut)
     Hartford Fire Insurance Company (Connecticut)
          Hartford Insurance Company of Illinois (Illinois)
          Hartford Underwriters General Agency, Inc. (Texas)
          Hartford of Texas General Agency, Inc. (Texas)
          Twin City Fire Insurance Company (Indiana)
          Hartford Integrated Technologies, Inc. (Connecticut)
          Access Coveragecorp, Inc. (North Carolina)
               Access Coveragecorp Technologies, Inc. (North Carolina)
          1st Agchoice, Inc. (South Dakota)
          Business Management Group, Inc. (Connecticut)
          Nutmeg Insurance Agency, Inc. (Connecticut)
          *Hartford Lloyds Corporation (Texas)
          **Hartford Lloyds Insurance Company (Partnership) (Texas)
          HRA Brokerage Services, Inc. (Connecticut)
          Hartford Accident and Indemnity Company (Connecticut)
               Hartford Casualty Insurance Company (Indiana)
                    Archway 60 R, LLC (Delaware) (1)
                    Symphony R, LLC (Delaware) (7)
                    Sunstone R, LLC (Delaware) (7)
                    RVR R, LLC (Delaware) (7)
          Hartford Underwriters Insurance Company (Connecticut)
          Hartford Fire General Agency, Inc. (Texas)
          Hartford Casualty General Agency, Inc. (Texas)
Trumbull Insurance Company (Connecticut)
          Hartford Specialty Insurance Services of Texas, LLC (Texas)
          Horizon Management Group, L.L.C. (Delaware)
               Downlands Liability Management Ltd. (U.K.)
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 * Hartford Lloyd's Corporation holds all of the officer and director appointments as the Attorney-in-Fact for this entity.
**Personal lines INSURANCE WRITING COMPANY consisting of underwriters. It does not have officers or directors.

     Property & Casualty Insurance Company of Hartford (Indiana)
     Sentinel Insurance Company, Ltd. (Connecticut)
     Pacific Insurance Company, Limited (Connecticut)
     Hartford Insurance Company of the Southeast (Connecticut)
     Hartford Insurance Company of the Midwest (Indiana)
     Hartford Strategic Investments, LLC (Delaware)
     FTC Resolution Company, LLC (Delaware) (1)
     Hartford Investment Management Company (Delaware) (3)
          Hartford Investment Management K.K. (Japan) (3)
     New Ocean Insurance Co., Ltd. (Bermuda)
     Hartford Holdings, Inc. (Delaware) (1) (5)
          Hartford Life, Inc. (Delaware) (1)
               Hartford Life and Accident Insurance Company (Connecticut)
                    Fountain Investors III, LLC (Delaware) (7)
                    Fountain Investors IV, LLC (Delaware) (7)
                    Planco, LLC (Delaware)
                    Hartford Life Private Placement, LLC (Delaware)
                    The Evergreen Group Incorporated (New York)
                    American Maturity Life Insurance Company (Connecticut)
               Hartford Life Insurance Company (Connecticut)
                    Hartford International Life Reassurance Corporation (Connecticut)
                    Fountain Investors I, LLC (Delaware) (7)
                    Fountain Investors II, LLC (Delaware) (7)
                    Lanidex Class B, LLC (Delaware) (7)
                    HDC R, LLC (Delaware) (7)
                    Hartford Life and Annuity Insurance Company (Connecticut)
                         Hartford Life International Holding Company (Connecticut) (1)
                              The Hartford International Asset Management Company Limited (Ireland)
                              Hartford Life, Ltd. (Bermuda)
                         Hartford Financial Services, LLC (Delaware) (1)
                              HL Investment Advisors, LLC (Connecticut)
                              HIMCO Distribution Services Company (Connecticut) (4)
                              Hartford Securities Distribution Company, Inc. (Connecticut) (4)
                              Hartford-Comprehensive Employee Benefit Service Company (Connecticut) (6)
               Hartford Funds Management Group, Inc. (Delaware) (1)
                    Hartford Administrative Services Company (Minnesota)
                    Hartford Funds Management Company, LLC (Delaware) (3)
                    Hartford Funds Distributors, LLC (Delaware) (4)
               Revere R, LLC (Delaware) (7)
               DMS R, LLC (Delaware) (7)
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
          Nutmeg Insurance Company (Connecticut)
               Trumbull Flood Management, LLC (Connecticut)
               Hartford Residual Market, L.L.C. (Connecticut)
               Hart Re Group, L.L.C. (Connecticut) (1)
                    Fencourt Reinsurance Company, Ltd. (Bermuda)
               HLA, LLC (Connecticut)
               Hartford Financial Products International Limited (U.K.)
               Hartford Management, Ltd. (Bermuda) (1)
                    Hartford Insurance, Ltd. (Bermuda)

**OWNERSHIP IS 100% UNLESS OTHERWISE NOTED.

ENDNOTES:

(1)    Holding Company
(2)    Heritage Reinsurance Company, Ltd. (Bermuda) is jointly owned by Hartford Fire Insurance Company (99%) and
       Heritage Holdings, Inc. (1%).
(3)    Investment Advisor
(4)    Broker/Dealer
(5)    Hartford Fire Insurance Company owns 100% of the issued and outstanding Preferred Stock of Hartford
       Holdings, Inc. The Hartford Financial Services Group, Inc. is the owner of 100% of the issued and outstanding common shares of Hartford Holdings, Inc.
(6)    Third Party Administrator
(7)    Special Purpose Entity
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